UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    May 13, 2015

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

_________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

Frontier Communications Corporation held its 2015 Annual Meeting of the Stockholders on May 13, 2015 (the “Meeting”).  The number of shares of common stock present at the Meeting was 799,104,147 or 79.8% of the shares of common stock outstanding on March 17, 2015, the record date for the Meeting.  At the Meeting, the following items were submitted to a vote of stockholders.

(1)Election of directors.  All nominees were elected pursuant to the following votes:

	Number of Votes*
Director	FOR	WITHHELD
Leroy T. Barnes, Jr.	525,363,720	6,463,867
Peter C.B. Bynoe	524,713,887	7,113,700
Diana S. Ferguson	525,397,408	6,430,179
Edward Fraioli	525,616,459	6,211,128
Daniel J. McCarthy	525,407,095	6,420,492
Pamela D.A. Reeve	525,391,796	6,435,791
Virginia P. Ruesterholz	525,549,664	6,277,923
Howard L. Schrott	525,566,219	6,261,368
Larraine D. Segil	524,968,181	6,859,406
Mark Shapiro	522,463,204	9,364,383
Myron A. Wick III	524,790,697	7,036,890
Mary Agnes Wilderotter	506,651,422	25,176,175

__________

*  Does not include 267,276,560 broker non-votes.

(2)Advisory proposal on executive compensation.  The matter was approved with the following vote:

Number of votes FOR	503,373,458
Number of votes AGAINST	23,173,387
Number of votes ABSTAINING	5,280,742
Number of BROKER NON-VOTES	267,276,560

(3)Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015.  The matter was approved with the following vote:

Number of votes FOR	786,674,942
Number of votes AGAINST	8,738,423
Number of votes ABSTAINING	3,690,782

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER Communications CORPORATION

Date: May 13, 2015	By:/s/ David G. Schwartz
David G. Schwartz
Vice President, Corporate Counsel and
Assistant Secretary